UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2013

Federal Home Loan Mortgage Corporation

(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	001-34139	52-0904874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2013, Federal Housing Finance Agency (FHFA) Acting Director Edward J. DeMarco released the 2013 Conservatorship Scorecard for Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) and Fannie Mae (collectively, the Enterprises). FHFA stated that the Scorecard details specific priorities for Freddie Mac and Fannie Mae in 2013 that builds upon the three strategic goals announced in FHFA’s Strategic Plan for Enterprise Conservatorships released in 2012.

The Scorecard will be used in determining the amount of At-Risk Deferred Salary payable to our Named Executive Officers, other than our Chief Executive Officer, under Freddie Mac’s Executive Compensation Program. The scorecard is set forth below.

Conservatorship Strategic Plan:

Performance Goals for 2013

For all Scorecard items, the Enterprises will be assessed based on the following criteria:

•	The quality, thoroughness, creativity, effectiveness, and timeliness of their work products.

•	Cooperation and collaboration with FHFA, each other, and the industry.

•	The extent to which the outcomes of their activities support a competitive secondary mortgage market with lower barriers to entry and exit of participants.

1. Build a new infrastructure for the secondary mortgage market – 30 percent weight

Common Securitization Platform (CSP)

In conjunction with FHFA, continue the foundational development of the CSP:

•	Establish initial ownership and governance structure for the CSP. Assign dedicated resources and establish independent location site for the CSP Team.

•	Develop the design, scope and functional requirements for the CSP’s modules and develop the initial business operational process model.

•	Develop multi-year plans, inclusive of CSP build, test and deployment phases, and the Enterprises’ related system and operational changes.

•	Develop and begin testing the CSP.

•	Support FHFA progress reports to the public on the design, scope and functional requirements. Update documents based on feedback received.

Contractual and Disclosure Framework (CDF)

Continue the development of the CDF to meet the requirements for investors in mortgage securities and credit risk:

•	Identify and develop standards in data (i.e., leveraging the work underway in the Uniform Mortgage Data Program), disclosure and Seller / Servicer contracts.

•

Develop and execute work plans for alignment activities between the Enterprises with regard to the common standards and creation of legal/contractual documents to facilitate varied credit risk transfer transactions.

•	Engage with the public in a variety of forums to seek feedback and incorporate revisions.

•	Support FHFA progress reports to the public.

Uniform Mortgage Data Program (UMDP)

•

Complete identification and development of data standards for Uniform Mortgage Servicing Data (UMSD), leveraging the MISMO process. Establish timeline to implement data collection and use of UMSD data in enhanced disclosures and risk management strategy.

•	Develop plan to standardize origination data (e.g., HUD-1 and Uniform Residential Loan Application) as well as timeline for implementation.

2. Contract the Enterprises dominant presence in the marketplace while simplifying and shrinking certain operations (by lines of business) – 50 percent weight

Single Family – Each Enterprise will demonstrate the viability of multiple types of risk transfer transactions involving single family mortgages with at least $30 billion of unpaid principal balances in 2013. (Risk transfer transactions of less than $10 billion receive no credit toward this goal, while results between $10 billion and $30 billion will receive partial credit.)

Multi-Family – Reduce the UPB amount of new multifamily business relative to 2012 by at least 10 percent by tightening underwriting, adjusting pricing and limiting product offerings, while not increasing the proportion of the Enterprises’ retained risk. (Reductions between 0 and 10 percent will receive partial credit.)

Retained Portfolio – Reduce the December 31, 2012 retained portfolio balance (exclusive of agency securities) by selling 5 percent of assets. (Sales between 0 and 5 percent will receive partial credit.)

Scoring Note: In assessing results for these performance measures under Strategic Goal 2, the FHFA will consider changes in market and regulatory conditions, and the transactions should be:

•	Economically sensible;

•	Operationally well-controlled;

•	Involve a meaningful transference of credit risk; and

•	Be transparent to the marketplace

FHFA will assess the results against the above requirements, along with the utility of the transaction to furthering the long-term strategic goal of risk transfer, in judging whether to award credit for individual transactions in meeting the totals set forth for each measure.

3. Maintain foreclosure prevention activities and credit availability for new and refinanced mortgages. – 20 percent weight

Adapt quickly to statutory, regulatory, and market changes through appropriate modifications and/or enhancements to loss mitigation and refinance options.

Enhance post-delivery quality control practices and transparency associated with new representation and warranty framework.

Complete representation and warranty demands for pre-conservatorship loan activity.

Develop counterparty risk management standards for mortgage insurers that include uniform master policies and eligibility requirements.

Incorporate policies related to lender placed insurance within the Servicing Alignment Initiative.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ Kevin I. MacKenzie
Kevin I. MacKenzie
Vice President and Deputy General Counsel – Securities

Date: March 8, 2013